UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2023

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Series A Convertible Preferred Stock

Effective October 31, 2023, the holders of shares of Series A Convertible Preferred Stock, upon the recommendation of the Registrant’s board of directors, approved amending and restating the certificate of designation of the Registrant’s Series A Convertible Preferred Stock to increase the number of shares from 100,000 to 150,000 and allow for the conversion of the Series A Preferred Stock under certain circumstances and vesting requirements set forth in the amended and restated certificate. The amended and restated certificate of designation is attached hereto as Exhibit 4.1.

Articles – Designating Series C Convertible Cumulative Preferred Stock

On November 3, 2023, the Registrant’s board of directors approved the designation of a new Series C Convertible Cumulative Preferred Stock (the “Series C Designation”). The rights, preferences, restrictions and other matters relating to the Series C Convertible Cumulative Preferred Stock (the “Series C Preferred Stock”) are described in greater detail below.

Series C Preferred Stock

The Series C Designation was filed by the Registrant with the Secretary of State of Nevada on November 3, 2023 (and effective on November 6, 2023) and designated 3,100,000 shares of Series C Preferred Stock, $0.001 par value per share. The Series C Preferred Stock has the following rights:

Ranking. The Series C Preferred Stock ranks, as to dividend rights and rights upon liquidation, dissolution, or winding up, junior to the Registrant’s Series A Preferred Stock and senior to its Common Stock and Series B Preferred Stock. The terms of the Series C Preferred Stock do not limit the Registrant’s ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of its Series C Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up.

Stated Value. Each share of Series C Preferred Stock has an initial stated value of $7.50, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series C Preferred Stock.

Dividend Rate and Payment Dates. Dividends on the Series C Preferred Stock are cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of Series C Preferred Stock are entitled to receive cumulative quarterly dividends at a per annum rate of 8.53% of the stated value (or $0.16 per share per quarter based on the liquidation preference per share); provided that upon an event of default (generally defined as the Registrant’s failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 liquidation preference per share. In the Registrant’s sole discretion, dividends may be paid in cash or in kind in the form of Common Stock equal to the closing price of Common Stock on the last day of the quarter. Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether the Board declares and pays such dividends. Dividends on shares of Series C Preferred Stock will continue to accrue even if any of the Registrant’s agreements prohibit the current payment of dividends or it does not have earnings.

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Liquidation Preference. Upon a liquidation, dissolution or winding up of the Registrant, holders of shares of Series C Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of Common Stock or Series B Preferred Stock and on a junior basis with holders of Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon (whether or not declared).

Company Call Option. The Registrant may redeem the shares of Series C Preferred Stock, in whole or in part at any time after the fifth anniversary of the initial closing of offering selling such shares and continuing indefinitely thereafter, at the Registrant’s option, for cash, at $11.25 per share of Series C Preferred Stock, plus any accrued and unpaid dividends.

Stockholder Put Option. Once per calendar quarter beginning any time after the fifth-year anniversary of date of issuance, a Holder of record of shares of Series C Preferred Stock may elect to cause the Registrant to redeem all or any portion of their shares of Series C Preferred Stock for an amount equal to $11.25 per share plus any accrued and unpaid dividends, which amount may be settled by delivery of cash or shares of Common Stock, at the option of the holder. If the holder elects settlement in shares of Common Stock, the Registrant will deliver such number of shares of Common Stock equal to $11.25 per share of Series C Preferred Stock to be redeemed plus any accrued and unpaid dividends corresponding to the redeemed shares, divided by $2.25 per share (subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Registrant’s capitalization occurring after the date of this Certificate), with any fraction rounded up to the next whole share of Common Stock. A holder making such election shall provide written notice thereof to the Registrant specifying the name and address of the holder, the number of shares to be redeemed and whether settlement shall be in cash or shares of Common Stock. The Registrant shall redeem the specified shares of Series C Preferred Stock for shares of Common Stock no later than ten (10) days, or for cash no later than 365 days, following receipt of such notice.

Restrictions on Redemption and Repurchase. The Registrant is not be obligated to redeem or repurchase shares of Series C Preferred Stock if it is restricted by applicable law or its articles of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which it or any of its subsidiaries are a party or otherwise bound. In addition, the Registrant has no obligation to redeem shares in connection with a redemption request made by a holder if it determines, as of the redemption date, that it does not have sufficient funds available to fund that redemption. In this regard, the Registrant will have complete discretion under the certificate of designation for the Series C Preferred Stock to determine whether it is in possession of “sufficient funds” to fund a redemption request. Redemptions will be limited to five percent (5%) of the total outstanding shares of Series C Preferred Stock per quarter. To the extent the Registrant is unable to complete redemptions it may have earlier agreed to make, the Registrant will complete those redemptions promptly after it becomes able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

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Voting Rights. The Series C Preferred Stock has no voting rights relative to matters submitted to a vote of the Registrant’s stockholders (other than as required by law). The Registrant may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend its articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of the Registrant’s outstanding shares of Series C Preferred Stock, voting together as a class.

Further Issuances. The Registrant will not be required to redeem shares of Series C Preferred Stock at any time except as otherwise described above under the captions “Company Call Option” and “Stockholder Put Option.” Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely, unless the Registrant decides, at its option, to exercise its call right, or the holder of the Series C Preferred Stock exercises their put right. The shares of Series C Preferred Stock will not be subject to any sinking fund.

Conversion Rights. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock at a price per share of $1.50 (1 share of Series C Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series C Preferred Stock and on or prior to the fifth (5th) day prior to a redemption date, if any, as may have been fixed in any redemption notice with respect to the shares of Series C Preferred Stock, at the Registrant’s office or any transfer agent for such stock.

The foregoing description of the Series C Preferred Stock and Series C Designation, does not purport to be complete and is qualified in its entirety by reference to the Series C Designation, a copy of which is incorporated by reference as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Designation of Series A Preferred Stock dated October 31, 2023
4.2	Certificate of Designation of Series C Convertible Cumulative Preferred Stock dated November 6, 2023
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: November 6, 2023	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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